Calculation of Filing Fee Tables
S-3
TE Connectivity plc
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Registered Shares of TE Connectivity plc	457(r)			$ 0.00	0.0001531	$ 0.00
Fees to be Paid	2	Other	Warrants of TE Connectivity plc	457(r)				0.0001531
Fees to be Paid	3	Other	Units of TE Connectivity plc	457(r)				0.0001531
Fees to be Paid	4	Other	Guarantees of TE Connectivity plc	457(r)				0.0001531
Fees to be Paid	5	Other	Guarantees of TE Connectivity Switzerland Ltd.	457(r)				0.0001531
Fees to be Paid	6	Debt	Debt securities of Tyco Electronics Group S.A.	457(r)				0.0001531
Fees to be Paid	7	Other	Units of Tyco Electronics Group S.A.	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the registration fee.

[2]	An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is due for the warrants.

[3]	An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

[4]	An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for the guarantees.

[5]	An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for the guarantees.

[6]	An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee.

[7]	An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.